ARTICLES  OF  INCORPORATION

File  Number  5636-939-2

92221941


State of Illinois
Office of
The Secretary of State

[graphic omitted : state seal]

Whereas,  ARTICLES  OF  INCORPORATION  OF
DRAYTON  HALL  &  CO.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE
BUSINESS  CORPORATI8ON  ACT  OF  ILLINOIS,  IN  FORCE  JULY  1,  A.D.  1984.

Now  Therefore,  I,  George  H.  Ryan,  Secretary  of  State  of  the
State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affirmed the Great Seal of the State of Illinois, at the City of Springfield, this 2nd day of May A.D. 1991 and of the Independence of the United States the two hundred and 15th.

[signature]
Secretary  of  State


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APPLICATION  OF  ARTICLES  OF  INCORPORATION

GEORGE  H.  RYAN
Secretary  of  State
State  of  Illinois

ARTICLES  OF  INCORPORATION

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE  ONE      The  name  of  the  corporation  is  Drayton  Hall  &  Co.

ARTICLE  TWO      The  name  and address of the initial registered agent and its  registered  office  are:

                  Registered  Agent
                  Kenneth  G.  Mason

                  Registered  Office
                  33  N.  LaSalle  Street,  #2131
                  Chicago,  IL  60602  Cook

ARTICLE THREE     The purpose or purposes for which the corporation is organized are:

                  Financial planning, investment counseling and for the transaction of any and all lawful purpose for which corporations may be incorporated under the Illinois Business Corporation Act of 1983.

ARTICLE  FOUR     Paragraph  1:  The  Authorized  shares  shall  be:

                  Class     Par value per share      Number of Shares Authorized

                  Common    N/A                      1,000,000

                  Paragraph 2: the preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

ARTICLE  FIVE     The  number  of  shares  to  be  issued  initially,  and  the consideration to be received by the corporation therefore, are:

                           Par Value    Number  of  Shares       Consideration
                  Class    per share    proposed to be issued    to be received
                                                                 therefore

                  Common   N/A          1,000,000                $1000

ARTICLE  SIX      OPTIONAL

                  The number of directors constituting the initial Board of Directors of the Corporation is 1, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

                  Name                    Residential  Address
                  Edward L. Daniel        3034 W. Logan Blvd., Chicago


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ARTICLE SEVEN    OPTIONAL

                 (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever ocated is ______
                 (b) It  is estimated that the value of the property to be
                     located within the State of Illinois during the following year will be _______
                 (c) It  is  estimated  that  the  gross  amount  of  business which will be transacted by the corporation during the following year will be _______
                 (d) It is  estimated  that  the  gross  amount  of  business which will be transacted from places of business in the State of Illinois during the following year will be ______

ARTICLE EIGHT    OTHER  PROVISIONS

                 Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.


NAMES AND ADDRESS OF INCORPORATORS

The undersigned incorporator(s) do hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated  April  24,  1991

[signature]                      Address
Kenneth  G.  Mason               33  N.  LaSalle  Street
                                 Chicago, Illinois, 60602


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